SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2012

Date of Report

(Date of Earliest Event Reported)

GREENPOWER INTERNATIONAL GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54424	45-1877342

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1311 S. Bromley Ave.

West Covina, CA 91790

(Address of Principal Executive Offices)

 (312) 622-7670

(Registrant’s Telephone Number)

The Company originally filed a registration statement in February 2012 on Form S-1 (and is simultaneously herewith amending such registration statement by filing a Form S-1/A as of January 2013) pursuant to the Securities Act of 1933 for the sale of up to 11,000,000 shares of its common stock by the holders thereof. Certain items indicated below are incorporated by reference to that registration statement and additional detailed information is discussed therein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 10, 2012, the Greenpower International Group Limited (the "Company " or "Greenpower Delaware") effected the acquisition of Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”) through the exchange of 10,000,000 shares of voting common stock of Greenpower Delaware for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI (the "Acquisition").

Greenpower BVI has become a wholly owned subsidiary of Greenpower Delaware and Greenpower Delaware has taken over the management and control of Greenpower BVI.

Business

The Company is an electrical-use manager that provides light emitting diode (LED) lights, products and energy management services to customers in the People’s Republic of China (“China” or the “PRC”). The Company was incorporated in the State of Delaware in April 2011 and was formerly known as Boxwood Acquisition Corporation (“Boxwood”). On October 28, 2011, Boxwood changed its name to Greenpower International Group Limited (“Greenpower Delaware”).

Prior to the Acquisition, Greenpower Delaware had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Greenpower BVI and Guoning (as defined below).

Greenpower BVI has management and voting control of Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable investment entity structure. Greenpower BVI was incorporated in the British Virgin Islands in September 2011. The operations of the Company and its business are conducted through Guoning. The Company holds management and voting control in Guoning via Greenpower BVI through contractual arrangements between Guoning and Greenpower BVI. The Company does not, however, own the equity of Guoning, and instead exercises its control in Guoning through the variable investment entity structure involving Greenpower BVI.

The entities comprising the Company have no material assets or revenues other than from Guoning. Aside from Guoning, the Company will not regularly maintain sizeable assets or generate consistent revenues (other than from Guoning, via the VIE Agreements with Guoning, or indirectly, as a seller of Guoning's products).

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in March 2004 in the Guangdong Province, Shenzhen City of the PRC as a limited liability company. Prior to January 2011, Muren was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments.

In January 2011, in connection with the execution of an equity transfer agreement, one of Muren’s two shareholders, transferred his ownership to the other shareholder, with the latter shareholder becoming the Chairman of a newly registered entity, Guoning. Pursuant to that agreement, Muren’s prior business in laboratory equipment and furniture was divested to the transferring shareholder, leaving a focus on the LED lighting business going forward in Guoning. Following the separation of the entities, both Muren and Guoning exist as independent companies and manage their own independent, respective businesses. The separation of the entities, Muren and Guoning, was conducted under the supervision of the administrative bureau of industry and commerce in China. The two companies now coexist in the marketplace and are fully independent in all respects, including in their personnel, operations and finance. There are no current or prospective business relationships between the companies or their personnel. Moreover, the personnel of each of Guoning and Muren, respectively, do not participate in any management or operations of the other entity (and vice-versa).

The Company (through Guoning, with which the Company has a contractual relationship) is in the business of energy management, with the primary objective of commercializing energy-saving lighting products and services. The Chinese government is sponsoring tax and other government incentives for companies to enter into energy management contracts (“EMC”). The Company has availed itself of these benefits beginning in 2012. The Company receives two major tax benefits: (1) For the first three years, 100% waiver of all enterprise income taxes for income generated from the EMC business. For the following three years, this waiver will be 50% of all enterprise income taxes for income generated from the EMC business. (2) No circulation tax (including value-added tax and business tax) in operating the EMC business line.

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A typical EMC is an agreement whereby an industrial business or large user of electricity hires a company to manage their electrical use. The Company presently focuses on entering into EMCs with outdoor advertising (billboard) companies, essentially replacing the traditional lights on the outdoor advertising with LED lights. The Company (through Guoning) receives a share of the reduction in the electrical bill received by the customer. The Company (through Guoning) also sells LED lights to consumers and businesses via direct sales or wholesale to other retailers.

  Guoning began a new LED-centric business model after divesting in its separation with Muren its prior laboratory equipment and furniture business component in 2011. After seven years of concentrating in LED product research and development and related sales, Guoning undertook a new strategic development positioning in 2010, developed ‘Guoning Mode’ based on energy management contracts (EMC) and is transitioning its business model to a professional energy saving service provider. By pursuing this niche market opportunity in the EMC arena, Guoning, which initially focused in 2011 on the field of outdoor advertisement lighting energy saving products, now has developed the capability to become a diversified national energy saving service provider.

The Company has limited operating history and has experienced losses since it started its new LED lighting business. The Company's independent auditors have issued a report raising a substantial doubt about the Company's ability to continue as a going concern.

The Company (through Guoning, with which the Company has a contractual relationship) has found its product specialty in the pillar billboard lighting marketplace, and plans to steadily penetrate into interior lighting (e.g. factories, large shopping malls, offices, hotels, banks and families etc.), and functional lighting (e.g. direction lighting, decorating lighting, traffic lighting, special lighting such as fish-gathering lamp, etc.) markets based on its anticipated strength of product research capabilities. The Company aims to be a professional, comprehensive lighting energy saving service operator and smart energy saving lighting product seller around the world. The Company eventually intends to expand into all areas of lighting products via strategic partnerships with lighting manufacturers.

The Company’s new LED business model focuses essentially on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of monthly utility bills saved. Currently, the Company’s main services business is through the EMC agreements to market these products and services in China. The Company provides customers with LED lights free-of-charge in exchange for entering into five-year or six-year EMC contracts whereby the Company with be entitled to a percentage of the energy savings achieved by the customer on a decreasing scale year –over-year. In the first year, the Company will typically receive 85% of the calculated energy savings, with its share thereafter decreasing by five absolute percentage points (5%) each year over the next four years through the end of the five-year term.

In addition, the Company has increased its LED product sales. To date, the Company’s LED product sales have generated substantial revenue for the Company and such future revenue may exceed the Company’s EMC revenue over the short term. However, the LED product sales revenue is not consistent and may represent one-time sales revenue. The majority of the past LED product sales revenue is a result of one large commission sales with customers in Japan (Komeri) and the balance of the past LED are with smaller customers in China. The Company, through Greenpower BVI, may enter into additional LED sales contracts for sales outside of China.

The Company (through Guoning, with which the Company has a contractual relationship) entered into its first contract for EMC services in 2011, and has not completed its performance under such contract (the Company also entered into two other EMC service agreements during 2011, but the contracts were subsequently renegotiated with the customers during 2012. During 2012, the Company (through Guoning, with which the Company has a contractual relationship) has added numerous other EMC contracts, and now has approximately 58 EMC agreements in effect. The Company has also begun to bid on EMC contracts that are outside of the billboard lighting marketplace. In addition, the Company has recently begun to enter into direct LED product sales contracts. Both the EMC and the LED business lines are still unproven and the Company is a new entrant to both markets. Moreover, the EMC service model is a new concept that was just recently introduced to the marketplace, and accordingly, this market has limited history and no long-term track record.

The Chinese Government has been promoting the use of LED lighting and the EMC system. The Chinese government has indicated that it would provide a grant and/or reward by an organization, such as the Company, that has entered the EMC business. The Chinese government has also expressed that tax benefits, which include no taxes for the first three years to companies in the energy-savings sector are appropriate.

The Company has 13 affiliate locations and expects to maintain at least 6 showroom locations. The Company has entered into written agreements with 21 such agencies to provide showrooms, and 6 of these agents are already in the process of setting up and designing the actual showroom locations to provide fixed office locations in most provinces in China and in major cities. All of the affiliate locations and the showrooms have entered into written contractual agreements with Guoning to act in their respective capacities. All showrooms operate under a written franchise agreement with Guoning which may or may not require that the showrooms sell Guoning products exclusively. Each affiliate location has been registered consistent with PRC laws. The 6 showroom locations are operational; not all showrooms are required to register with local agencies. Sales are expected to be spread evenly through cities in most Chinese provinces. The Company plans to have customers that are government, private individuals and entities. The Company is currently in the process of developing new products, such as LED lights for tunnels, street lights and fishing boat lights (underwater).

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Based on contractual arrangements (which the Company entered through Guoning, with which the Company has a contractual relationship), the showrooms expected to be maintained by the Company are proposed for several core functions, including: (a) offering a unique experience of high-end technology products to customers who run businesses involved in energy conservation; and (b) product marketing (i.e. users can experience products from Guoning directly to see the effects of energy conservation). Guoning plans to require that the showrooms use the Company’s logo(s) and insignia, and that the showrooms only manage products from Guoning. Further, the showrooms are expected to be responsible for their own respective management, financial affairs and operations. The showroom agents are expected to purchase products from Guoning directly and then sell these products in order to make a profit and/or sell products of Guoning on a traditional commission-based arrangement.

Contractual agreements entered into by the Company with showrooms, affiliates and customers are through Guoning, with which the Company has a contractual relationship, and not an equity relationship.

The Company plans to market directly to the customer without substantial use of traditional media or advertising campaigns. The Company believes that based on its innovative business model, many companies may try to imitate the model once introduced into the marketplace, and that imitators will potentially bring a negative influence to this new business model (if, for example, these imitators do not operate their business well). Hence, the Company does not plan to conduct heavy traditional advertising, but instead plans to reach target customers directly through limited, targeted media activities. For example, recently, Guoning released a promotion in a major media magazine in China to reach significant expressway customers that are likely to read this publication. In addition, Guoning was a title sponsor of the World Miss Pageant Conference in China. The Company also plans other targeted advertising and media blitzes that are likely to directly reach target customers for the Company’s products.

Guoning has established an affiliate office structure staffed with non-employees rather than directly owned subsidiaries in order to develop franchisees and encourage contractor partners to provide timely and comprehensive services to localized customers in order to promote Guoning. The Company undertakes comprehensive training in all of its affiliate offices and contractors must ensure professional operation work flow. The Company ranks service quality as its top priority to ensure operational quality by providing the best product mix of lighting equipment materials and quality service.

Pursuant to the Company’s contracts with its affiliates, the affiliate office locations are not independent legal entities, and all of their operations and business shall be subject to authorization by the Company management through contractual agreements between the affiliates and Guoning. Affiliate offices shall have the authority to enter into contracts and business agreements pursuant to defined authority granted by the Company. Further, the Company has adopted and plans to maintain a set of policies and procedures (such as, for example, with respect to file management, contract management, use of Company insignia and seals, etc.) that internally govern its management and supervision of affiliate offices. Each affiliate office possesses a license to operate (in the name personally of the Chairman of the Board of Guoning) issued by the Chinese government.

In managing affiliate offices, the Company plans for each affiliate location to have its own bank account and accounting statements as an affiliate office of Guoning. The affiliate offices will be dedicated solely to the Company and will not transfer monies or assets or perform other services or work, without the consent of Guoning. Affiliate offices will be required to obtain approval from Guoning prior to opening a bank account, and Guoning may directly access and/or manage such accounts at any time and on a regular, ongoing basis. Affiliate offices may use the Guoning corporate name as well as corporate insignia and seals, provided that such use must strictly be controlled by the affiliate management and comply with acceptable use standards issued by Guoning. Each affiliate office is only permitted to sell products and services of Guoning, and it may not sell products or services of any other company.

Generally, affiliate offices are contractually required to finish the improvement of energy saving of 900 lamps of LED floodlights within two months of the affiliate office’s establishment. If this timeline cannot be met, the affiliate office may sanction its office management and deduct profit sharing amounts payable to the affiliate office. Once the affiliate office location completes its requirement for improvement of energy saving of 900 lamps, the Company shall obtain the first benefit and recoup its startup cost of 30,000 RMB immediately. Then, based on the contract, generally about 8% to 10% (depending on total volume of lamps) of received monies shall be paid to the affiliate office as compensation.

Guoning opens affiliate offices based on marketing conditions that it perceives to be beneficial for its business combined with the need for Guoning to efficiently develop its business across China. Opening affiliate offices allows Guoning an efficient means to enter regional markets by working in cooperation with local individuals that are more familiar with the regional conditions (e.g. geography, marketing, etc.). Guoning believes that this approach is more effective than if Guoning were to enter these markets itself rather than through cooperation with local representatives. The Company hopes that these efforts will be successfully in quickly growing Guoning’s presence across China.

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Products

The primary products of the Company are LED lights, specifically for outdoor billboards. The primary service of the Company is the EMC or Energy Management Contract. The Company provides customers with energy efficient and high quality LED lighting at no cost in exchange for a contract that gives the Company a share of the Company’s energy savings.

The product development strategy of the Company is multi-pronged. The Company plans to strengthen cooperation with manufacturers and try to lead the trends of development of products in related fields. In addition, the Company plans to tailor specific approaches to various segments of the LED lighting market. As part of the product development strategy is wider application of LED lighting for household lighting, ceiling lamp, office lighting, district lighting, shopping mall, store, hotel and restaurant, bar, coffee shop, western food store, entertainment area, family night lamp, holiday lamp, solar lighting, city decoration lighting, outdoor high beam lighting, advertisement lighting, airport and bus stop lighting and special lighting.

The Company customizes high-power LED floodlights for the outdoor advertisement lighting market, and committed research power into the project for customizing the LED floodlight. Compared to products of the same category, the advantages of the Company’s LED projector are the following:

*Better heat elimination. Al-Mg alloy heat elimination technology is used to keep working temperatures low, which could reduce heat impact on related electronics, less lumen and longer product life.

*Better sealing: New sealing technologies are applied and fulfill the requirement of precision equipment.

*Better lighting: latest lens technology is used to control projection range, which reduces lighting inefficiency and improves illumination and uniformity.

*Better coloring: the color rendering index reaches above 80 for the Company’s advertising projector, providing better coloring.

*Better stability: core equipment white LED lamp are supplied by Cree America, therefore the product performance is stable.

*Better power saving: Guoning LED floodlight uses 66W to replace 400W (real power consumption 460W) lamp. Most of the LED floodlights in the market use 110W lamp, hence the Company’s LED floodlight is the best power saving projector in the market.

In September 2011, an outdoor LED lighting projector-internationally competing, high beam, and super bright was invented by Guoning. In the same month, after ‘Guoning LED floodlight’ passed professional test and authorized institutional recognition, it had accomplished ‘field lighting effect’ test on pillar billboard located beside Guanghui expressway.

The Company’s Guoning ‘Ouruishi” series LED lighting product offers several product features, which the Company believes (in its own judgment) are unique and equipped with technology advantages. There are 9 categories and 30 more types of LED lighting products from ‘Ouruishi’ series product line, such as LED sensor lamp, human sensor swift, LED scenery lamp, LED daylight lap, sensory halogen lamp, sensory scenery lamp, LED sensory night lamp, LED sensory lamp, LED high power projector. For Guoning ‘Ouruishi’ series LED human infrared sensor lamp, it has a smart sensor. Guoning ‘Ouruishi’ series of lighting product use imported LED lighting source, and it has qualities such as no UV, no infrared, no radiation, soft lighting effect, no strobe, frequent starting, and it is real green environmental friendly lighting source. Professional heat elimination design and materials ensure best working temperature of the lighting equipment. It has no mercury nor xenon elements inside, convenient for recycling and re-using. Guoning ‘Ouruishi’ series of lighting products have qualities such as strong anti-shock, anti-dust, low power consumption, low voltage, low heat, low lighting temperature, and safe to use. The LED lighting belongs to a solid lighting source, epoxy resin sealed, fixed lighting component, without problems of filament burning, heat deposit, and declined lumen. Its lighting time could reach 30,000 to 50,000 hours, which is 30 times of normal lamp, equals to non-stoppable lighting time above 3 years.

The compared performance between the Company’s LED floodlight and products from same category and 400 watt metal are as follows (with same lighting effect): The time to start the LED light is only a few seconds, whereas the 400W large facility usually requires several minutes. The LED product has lower power driven, low power consumption (single tube 0.05W), higher lighting efficiency (98%). LED lamp conserves 60%-80% of energy than traditional lamp, and it is easier to install and durable. It could work under any situation and environment. Also, the lighting stays within range whereas with bigger lamps it is dispersed, wasting light.

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The Company attempts to ensure that each product fully complies with the quality requirements before reaching the marketplace through strict testing and experiment by its laboratory specialized team and technical personnel. Guoning also sends formal listed products over to the national testing institutions (China quality authentication center) to assess various technical parameters and ensure that the applied products conform to the state standards. Guoning also ensures quality supervision of the purchasing process by conducting third party supervision – notably, Guoning asks manufacturers to provide comprehensive inspection reports issued by inspection agency, include inspection of parts, qualifications of former supply chain and quality certificates. In addition, the technical team from Guoning strictly supervises production according to the cooperation agreement in place with the third party. With respect to procurement procedures of raw materials, Guoning and manufacturers have strict quality assurance agreements, and the quality of products and its components are indentified by institution of authentication.

Customer Agreements

Through Guoning, the Company entered into one significant customer relationship during 2011.

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In the EMC business, the Company (through Guoning, with which the Company has a contractual relationship) received its first customer in September 2011 and entered into its first EMC customer contract at such time with Qingyuan Shangmei Creative Plan Media Ltd. Co. The contract will expire in October 2016. The contract contemplates that the Company would install LED lights at customer locations to establish baseline energy usage for a period of approximately 30 days. Such baseline testing has already been completed (in June/July of 2011) and the testing indicating that the customer would experience savings of approximately 86.9% per month using the LED lights from the test. The Company used the baseline usage number to create a plan showing the monetary amount that the customer would be expected to save each month based on the costs noted during the testing period. Once such baseline usage number was calculated, the parties agreed to a fixed monetary amount due to the Company during each time period in the contract, such monetary amount to be derived based on the cost savings experienced by the customer during the testing period. The contract states, among other things, that the fees to be paid to the Company will begin when 85% savings are achieved and then go down an absolute 5 percentage points per year over the term of the contract. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

In the EMC business, the Company (through Guoning, with which the Company has a contractual relationship) also entered into two other customer agreements around December 2011, but both such contracts were renegotiated during 2012.

During 2012, the Company (through Guoning, with which the Company has a contractual relationship) has added numerous other EMC contracts, and now has approximately 58 EMC agreements in effect. With some customers, the Company is now entering into blanket agreements with the customer that states the general terms of how many lights the customer wants and how the parties will calculate fees. Then, as lights are delivered and installed, new agreements are entered into for each group of lights delivered.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. The Company is attempting to build relationships with key manufacturers and suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products. The most important components acquired by the Company will be screens, printed circuit boards, casing equipment and power boards. The Company anticipates that most of its key suppliers will be located in the People’s Republic of China.

As a lean organization that strongly believes in outsourcing and collaboration with strategic partners, the Company also plans to heavily rely upon third parties to help distribute products on behalf of the Company. These relationships would offer the Company targeted expertise in particular market segments and geographies and allow the Company the ability to work with a dedicated business partner without the need for establishing a large operating overhead. Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

The Company is entering into a strategic partnership with China Pacific Insurance to purchase quality insurance, theft insurance, natural disaster insurance such as thunder insurance. The Company also has a long-term cooperative relationship with the cyber source provider Alibaba.

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A key supplier of the Company is Cree, which has a strategic supply relationship with the Company to provide LED light bulbs. Cree was established in July 1987, a world leading LED manufacturer. Cree is market leading innovator in lighting level LED, LED lighting and the field of wireless and power adaptor solution. Other component such as integrated adjustable constant current drive power system is imported from Germany. All of the above quality core component suppliers provide a solid foundation for production of quality products.

As a developer and distributor of electrical technology, the Company plans to enter into various licensing, co-development and technology collaboration agreements with developers and owners of the underlying technology. Under these contemplated arrangements, the Company would typically gain the right to commercialize various products and/or technologies jointly developed and/or owned by the other party. Each such arrangement will vary and will have its own economic and commercial terms.

The Company also has an 18-year manufacturing agreement with Dongguan Limited to manufacture LED lights.

Dongguan Relationship

In September 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“LED Development Agreement”) with Dongguan Living Style Enterprises Limited (“Dongguan”). Under the LED Development Agreement, Guoning can order product units from Dongguan and pre-agreed prices on a defined timeline of anticipated product acquisitions. There are no family and/or personal relationships between Dongguan and any members of Guoning.  The Company selected Dongguan as a partner based on its successful track record as a manufacturer of LED products for leading international lighting companies.

The LED Development Agreements provides that research and development expenses are spent by Dongguan. Further, Dongguan invested to, and granted to, Guoning, with the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, an officer on behalf of Dongguan will be granted 10 million shares in Guoning when such patent rights are received by Dongguan and then duly available to Guoning. The shares (10,000,000) to be granted to Dongguan will be prorated based on the total authorized shares of the Company. As the Company is authorized to issue 500,000,000 shares of common stock, Dongguan can obtain 2% (10,000,000 of the 500,000,000) of the total outstanding shares of the Company. Since there are 21,000,000 shares of common stock currently outstanding, the Company is obligated to issue 420,000 shares to Dongguan. The understanding with Dongguan requires not issuance of new shares to Dongguan (the corporate entity), but transfer of existing shares held by the Chairman of the Company to an officer on behalf of Dongguan. The Company estimates that the transfer/issuance of shares would tentatively occur near the end of 2013).

The term of the LED Development Agreement is 18 years, and there is no specific termination provision noted in the Agreement.

Dongguan is obligated to provide product maintenance for free for five years and product changes service because of the quality issues. In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by Dongguan without charge. If it is caused by artificial reason, Dongguan will provide services and charge for material expense. Guoning shall prepay RMB 10 million to Dongguan in respect of production lamps to be produced. For the lamp in this design, when Guoning’s delivery quantity exceeds 200,000 lamps, Guoning should deduct in the follow-up orders of 500,000 lamps at average (deduct RMB 20 per lamp) until the deductions from the deposit are complete.

The Company has reviewed quality control measures with Dongguan to ensure a high-quality level of products from Dongguan and quality control of production processes and procedures. Dongguan Juyang Electrical Co. Ltd., an affiliate of Dongguan, has achieved ISO 4001:2004 and ISO 9001:2008 certifications in the past,, and currently has three-year certificates for each issued as of August 2010 (i.e. through August 2013). The Company plans to enter into a quality assurance agreement with Dongguan, whereby the latter guarantees that it will perform all of its supply obligations with standard quality measures.

Dongguan has applied for 12 patents, all of which have been approved by the applicable Chinese authority. Guoning secured its rights to such patents through its relationship with Dongguan. Hence, the Company has ensured that its manufacturing partner, Dongguan, would be a steady LED lighting source and not sell these lights to a competitor. Through a written agreement between Guoning and Dongguan, Dongguan is contractually bound to assign and transfer all rights to identified patents and intellectual property to Guoning. Such transfer from Dongguan to Guoning occurred with respect to the 12 patents in November 2012.

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Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its sales and marketing research and development efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its products enter the market.

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The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer its products.

The Company plans to employ a multi-pronged marketing strategy. First, the Company will establish an LED floodlight research and development center. Second, the Company plans to build upon into strategic partnership with its suppliers. Third, the Company plans to maintain the latest technology and conduct research based on real market conditions to ensure application of products. Fourth, the Company plans to build its brand by finding opportunities to present the brand in a favorable light, such as during non-profit events. And, fifth, the Company plans to implement a comprehensive marketing system as set forth below.

The marketing system is built upon precise marketing by utilizing each affiliate office’s connection and precise marketing strategy to reach advertising agencies and their key decision makers. In addition, the Company will establish advertising lighting remote monitoring systems. These systems will provide not just lighting monitoring, theft monitoring, climate advertising monitoring and traffic flow monitoring functions. New projects will be generated from information resources to generate extra income.

To date, the Company has planned certain targeted initiatives to develop its marketing strategy. First, the Company makes a model project according to product use. Second, the Company plans to advertise in the public media by using this model project. Then, third, the Company would establish relationships with local government agencies and take benefits of the national policy, with the help of government authorities to advertise the Company. Fourth, the Company would establish a strategic cooperative relationship with related industry partners and advertise between industries to expand marketing and strengthen overall brand influence.

Marketing Plan

The general marketing plan of the LED lighting products of the Company is based on the following factors: network marketing, e-commerce, telephone sales, setting up distribution channels, developing of regional agents and other means to promote sales. At the same time, the Company plans to establish a global sales network.

The Company also plans to utilize a promotions and public relations strategy consisting of the following:

1. Series of products are mainly promoted by "one on one" terminal professional publicity.

2. Specialized series of lighting for the flagship products, highlighting the display of terminal illumination application.

3. Let dealers of the enterprise competitors know the point of interest of brand growth by a comprehensive specialized products combination.

4. Participating in model national projects with large-scale influence to expand the publicity of professional lighting.

Operations

The Company plans to employ an outsourced manufacturing model. Accordingly, manufacturing and assembly of electronics products (such as televisions) will be conducted by contract manufacturers, which the Company projects will be primarily located in China and other parts of Asia. In addition, the Company plans to work with service partners who can provide outsourced customer service and technical support on behalf of the Company to customers who purchase the Company’s products.

The Company uses formulas to measure energy conservation from projects. A major part of these formulas involve measuring energy data through measuring lamps by power testers and illuminometers. Testing of energy usage is conducted by Guoning and its customer in accordance with current prevailing standards of power measurement. Once the measurement is performed, both parties sign the agreement attesting the energy saving rate. The Company has noted some of these items in the revised risk factor disclosure, and will include additional details regarding usage tracking and audits.

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Revenues

Since its inception, Guoning has focused its efforts on conducting market research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits. The Company has limited revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers. To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of lighting sets and lamps to targeted regions in China.

During 2011, Guoning entered into an EMC sales contract.

In 2012, Guoning has now entered into 58 EMC contracts with most already generating revenue. Guoning has also seen an increase in its direct LED light sales business.

PRC Regulations

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law took effect. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Regulations Relating to Foreign Exchange

Pursuant to the Regulations on the Administration of Foreign Exchange issued by the State Council and effective in 1996, as amended in January 1997 and August 2008, current account transactions, such as sale or purchase of goods, are not subject to PRC governmental control or restrictions. Certain organizations in the PRC, including foreign-invested enterprises, may purchase, sell, and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. Approval of the PRC State Administration of Foreign Exchange, or SAFE, however, is required for capital account transactions.

In August 2008, SAFE issued a circular on the conversion of foreign currency into Renminbi by a foreign-invested company that regulates how the converted Renminbi may be used. The circular requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope. For example, such converted amounts may not be used for investments in or acquisitions of other PRC companies, unless specifically provided otherwise, which can inhibit the ability of companies to consummate such transactions. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi registered capital of foreign-invested enterprises converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. Violations may result in severe penalties, such as heavy fines.

Regulations Relating to Labor

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work, and reduce occupational hazards.

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In the PRC, workers dispatched by an employment agency are normally engaged in temporary, auxiliary, or substitute work. Pursuant to the PRC Labor Contract Law, an employment agency is the employer for workers dispatched by it and must perform an employer’s obligations toward them. The employment contract between the employment agency and the dispatched workers, and the placement agreement between the employment agency and the company that receives the dispatched workers must be in writing. Also, the company that accepts the dispatched workers must bear joint and several liability for any violation of the Labor Contract Law by the employment agencies arising from their contracts with dispatched workers. An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, employees who have served an employer for more than one (1) year and less than ten years are entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004 and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance, and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. The PRC subsidiaries are in process of applying for registration for social insurance and opening a housing fund account.

Pledge Agreement Registration, Validity of Agreement, Enforcement by Means of the PRC Auction Process

On May 17, 2010, China’s Supreme People’s Court issued a ruling that directly addressed the effectiveness of contracts subject to approval by the FIE Approval Authority. Article 13 of the FIE Dispute Rules in effect invalidated Rule 12 of the Rules on Foreign Invested Entities’ Equity Transfer, issued by the State Administration for Industry and Commerce and the Ministry of Commerce, which provided that an equity pledge contract is invalid unless it has been registered. This ruling states that an equity pledge contract executed between the shareholders and creditors of an FIE becomes effective upon its conclusion, except as otherwise provided by law and administrative rules and regulations, or as otherwise agreed in the contract. Failure to register the pledge will not affect the validity of the contract.

The Supreme People’s Court’s ruling further states (under Article 13) that the court will not uphold a party’s claim that an equity pledge contract be held invalid or ineffective merely on the ground that the contract has not been approved by the FIE Approval Authority. If the registration is carried out in accordance with the relevant provisions of the Property Law, the pledge will be deemed to have been created from the time of the registration. The Supreme People’s Court’s reasoning is that an equity pledge contract itself does not change he ownership of shares. To effect the change the change of ownership, the party still needs to register with the Authorities.

As stated above, if the Pledge Agreement is breached and the Company must enforce the agreement against the Pledgor, the Pledgee will have the right to dispose of equity interests in the Company held by such shareholder pledgors to a third party via judicial auction. During the judicial auction process, the bidder with the highest price will secure the equity interests, and the court will issue an order confirming the transfer of the equity to the winning bidder. As such, if the Company is not the prevailing bidder, it risks losing all of its interests secured by the Pledge Agreement.

The rights of the Pledgee (whether the Pledge Agreement is registered or not) exposes the Company to certain risks. The Pledgee is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale (of whole or part) of the equity interest pledged in accordance with legal procedures until the unpaid Service Fees under the Service Agreement, the outstanding debt and all other payables of Pledgors under the Loan Agreement are repaid. Hence, the Pledgee has strong rights against the Pledgors in these circumstances. A Pledgee may also prevail on the contract, whether registered or not, at arbitration as mandated in the Pledge Agreement. A typical arbitration clause reads as follows: “The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.”

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THE COMPANY

Muren Background

In January 2011, in connection with the execution of an equity transfer agreement, one of Muren’s two shareholders, transferred his ownership to the other shareholder, with the latter shareholder becoming the Chairman of a newly registered entity, Guoning. Pursuant to that agreement, Muren’s prior business in laboratory equipment and furniture was divested to the transferring shareholder, leaving a focus on the LED lighting business going forward in Guoning. The two shareholders of Muren had reached a disagreement regarding the future business operation of the entity, and one of them (Zhang of Guoning) had accused the other (He of Muren) of mismanagement of the entity and accumulation of bad debts. In the equity transfer agreement, He admitted wrongdoing and agreed to transfer his interests to Zhang for a fee, and He agreed not to compete in a similar business for 10 years (otherwise, He is liable for liquidated damages of 20 million RMB). He further provided indemnities to Zhang and assume personal liability of known and unknown debts, liabilities and financial obligations arising out of He’s shares in Muren prior to the transfer.

Following the separation of the entities, both Muren and Guoning exist as independent companies and manage their own independent, respective businesses. The separation of the entities, Muren and Guoning, was conducted under the supervision of the administrative bureau of industry and commerce in China. The two companies now coexist in the marketplace and are fully independent in all respects, including in their personnel, operations and finance. There are no current or prospective business relationships between the companies or their personnel. Moreover, the personnel of each of Guoning and Muren, respectively, do not participate in any management or operations of the other entity (and vice-versa).

Variable Investment Entity

The Company employed a variable investment entity (“VIE”) structure with Guoning. The VIE structure has the benefit of decreased operational costs and more flexibility in business. Without the VIE structure, Guoning would have substantially increased operating costs. For example, the Company would need to relocate its operations to an area designated for Foreign Owned Companies and the rents in those locations are substantially more expensive. This designation would have included all of Guoning’s affiliate office locations as well. Further, employee costs, license costs and tax costs would also be increased substantially without use of a VIE structure. The Company believes that it would simply be at a competitive disadvantage if it did not employ the VIE structure with Guoning.

A VIE structure is typically used by Chinese companies in industries where it is illegal for foregoing ownership in China. Guoning is not involved in any such industry, so there is less risk to Guoning in employing a VIE structure than traditional industries in China that were subject to the prohibition.

Variable Investment Entity Structure

On October 26, 2011, the shareholders of Guoning entered into a set of variable investment entity agreements (“VIE Agreements”) with Greenpower BVI. The VIE Agreements specify, among other things, that: (1) Greenpower BVI will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower BVI shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and all of its assets to Greenpower BVI; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower BVI; and (5) Guoning will pay 100% of its net revenue to Greenpower BVI for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower BVI for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower BVI specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

The VIE Agreements also grant an exclusive option to Greenpower BVI to purchase any or all of the equity interest in Guoning at any time in next 100 years (subject to extension for an additional 100-year term by Greenpower BVI). In addition, pursuant to the VIE Agreements, all of the shareholders of Guoning have pledged all of their equity interests in Guoning to Greenpower BVI for a term of 100 years (subject to extension for an additional 100-year term by Greenpower BVI). Further, all of the shareholders of Guoning also executed an irrevocable proxy granting Greenpower BVI the right to exercise all of the voting rights in Guoning in the place and stead of the Guoning shareholders. The term of the proxy is for 100 years, subject to extension for an additional 100 years at the option of Greenpower BVI. The pledge agreements have been registered with the proper PRC Authorities, and an “Enterprise Shares Pledge Notice” was issued by the Shenzen Market Supervisory Authority.

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On February 6, 2012, in conjunction with the VIE Agreements, each shareholder of Guoning entered into an exclusive option agreement that allows Greenpower BVI to purchase additional shares of Guoning. Greenpower BVI paid 10 RMB to each shareholder for the option to purchase such shareholder’s equity interest in Guoning. Subject to Chinese laws and regulations, Greenpower BVI may exercise the option upon written notice to the shareholder. Unless an appraisal is required by applicable Chinese law, the purchase price of the interests shall be RMB 1.00 or the lowest price allowed by applicable laws and regulations. Greenpower BVI may elect to make payment for any equity interest (upon option exercise) by cancelling any outstanding loan amount owed by the applicable shareholder to Greenpower BVI. The exclusive option agreement is effective for 10 years, and may be renewed at the election of Greenpower BVI.

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On February 6, 2012, in conjunction with the VIE Agreements, Greenpower BVI and Guoning entered into an exclusive business cooperation agreement that provides that Greenpower BVI shall be the exclusive service provide to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Pursuant to the exclusive business cooperation agreement, Greenpower BVI also has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

On February 6, 2012, in conjunction the exclusive business cooperation agreement and the VIE Agreements, each shareholder entered into a pledge agreement to ensure that Guoning fully performs its obligations under the exclusive business cooperation agreement. Each shareholder pledged to Greenpower BVI all of the shareholders’ equity interest in Guoning as security for the performance of that agreement by Guoning.

On February 6, 2012, in conjunction with the above-referenced agreements, each shareholder also entered into a power of attorney granting Greenpower BVI the right to act on behalf of the shareholder as the shareholder’s agent and attorney with respect to all matters concerning the shareholder’s shares in Guoning, including (without limitation) to: attend shareholders’ meetings of Guoning, exercise all of the shareholder’s rights (including voting rights) in Guoning, and designating and appointing the executive director, supervisor, the chief executive officer and other senior management members of Guoning.

The Company is considering an alternate structure or amendments to the VIE Agreements based on the formation of a wholly foreign owned entity (“WFOE”) in China. This WFOE has been formed in Hong Kong and is in the process of obtaining authorization. The WFOE would be 100% equity owned by Greenpower BVI. Such alternate structure or amendments would affect Guoning and Greenpower BVI as subject entities that are involved in the VIE Agreements.

The purpose and effect of the VIE Agreements is to provide Greenpower BVI (which was acquired by the Company) with all of the management and control of Guoning. While Greenpower BVI does not actually own at present all of the equity and shares in Guoning, the purpose and effect of the VIE Agreements is to instill in Greenpower BVI total management and voting control of Guoning for all material purposes.

The Company’s structure related to Guoning was instituted as a method of containing costs and to provide the Company with options to possibly conduct business in those fields where there is foreign ownership restrictions currently or in the future. The Company has analyzed that its operating expenses (General & Administrative / Sales & Marketing) for the Company would be two to three times greater operating under a direct equity subsidiary structure verses a contractual arrangement with Guoning. The increased operating expense in a direct equity subsidiary structure was determined to represent a less favorable economic model for the Company’s overall success.

The Variable Investment Entity Structure (the “VIE Structure”) is commonly used by Chinese companies that encounter legal prohibitions on foreign ownership of their businesses. Currently, the Company is not aware of any prohibition under applicable PRC law that precludes the Company from using a direct ownership (e.g. as a wholly owned subsidiary of Greenpower Delaware) structure with Guoning. The Company has nevertheless elected to use and maintain the VIE Structure in organizing its business and overall corporate structure.

The services fees that Guoning will pay to Greenpower BVI are calculated under the following method: Guoning provides the Company a monthly financial statement which is then reviewed and verified by the Company. If Guoning shows a net income loss for the month, then no monthly service fee is paid. If Guoning shows a net income gain/profit, then that income/profit will be paid to the Company. To date, no money has been paid to the Company. For the purposes of calculating whether Guoning made a profit or a loss, US GAAP standards are being used.

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Organizational Chart

The following diagram illustrates the corporate structure of the Company:

Footnotes to Organizational Chart:

Footnote 1. Greenpower BVI is a wholly owned subsidiary of Greenpower Delaware. The shareholders of Greenpower Delaware (the Company) are set forth below (percentages are based on 21,000,000 shares outstanding of the Company at present):

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Name	Number of Shares Held	Percentage

Jiong Zhang	7,273,600	34%
Yong Luo	4,840,000	23%
Xiaoping Liu	4,840,000	23%
Moxiang Li	1,000,000	5%
Difan Zhong	1,000,000	5%
Wen Chen	10,400	*
Jianmin Cai	2,800	*
Yingfang Cao	9,600	*
James M. Cassidy (a)	250,000	1%
Zixin Gu	6,000	*
Hong Guan	8,000	*
Dong He	40,000	*
Renhua He	2,400	*
Yong He	13,600	*
Yinda Huang	4,000	*
Huiyan Jin	20,000	*
Aimin Lai	27,200	*
Ying Lei	5,600	*
Cuilian Li	7,200	*
Zhonglian Li	10,000	*
Hongyi Liang	12,000	*
Fang Lin	23,600	*
Qing Lin	400,000	2%
Xiaowei Lin	20,000	*
Junguo Liu	400,000	2%
Qinghai Liu	24,000	*
James K. McKillop (b)	250,000	1%
Zuxiong Qiu	6,400	*
Hongmeng Tang	41,200	*
Xuebing Tang	21,600	*
Xinyu Tian	6,000	*
Cangsha Wang	40,000	*
Hong Wang	24,000	*
Lilin Wang	32,000	*
Ping Wang	18,000	*
Xianqiang Wang	4,000	*
Xiaomei Wu	4,000	*
Zhiwen Xiao	3,600	*
Fang Xu	4,800	*
Wenli Yang	4,800	*
Geping Yao	14,000	*
Yuzhen Ye	4,000	*
Wei Zhang	10,000	*
Yu Zhang	2,800	*
Wenfeng Zhao	2,800	*
Gusheng Zhou	2,400	*
Jiesheng Zhou	1,600	*
Lingyu Zhou	236,000	1%
Zhou Zhou	4,000	*
Shaojie Zou	8,000	*
Wenchu Zou	4,000	*

* Less than 1%

(a) Includes 250,000 shares held by Tiber Creek, which provided certain services to the Company as discussed herein. Further, Tiber Creek was an owner of Boxwood prior to its business combination with Greenpower BVI. Mr. Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation, and may be deemed the beneficial owner of the shares held by Tiber Creek.

(b) Includes 250,000 shares held by MB Americus, which was an owner of Boxwood prior to its business combination with Greenpower BVI. Mr. McKillop is the sole principal of MB Americus, and may be deemed the beneficial owner or the shares held by MB Americus.

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Footnote 2. With the exception of Greenpower Delaware and Greenpower BVI shown in the Chart above, all of the Company’s entities are within the PRC, meaning that they are properly registered with the appropriate PRC approval authorities.

Employees and Organization

Greenpower Delaware presently has two employees, both of whom are executive officers of Greenpower Delaware.

Guoning presently has approximately 76 employees across its organization, in sales and marketing, service, finance and strategic development. Guoning expects to hire an additional 10 employees within the next 60 days.

Each of the employees is full-time and receives a monthly salary and other benefits (as are required pursuant to applicable Chinese law). All employees are provided access to Company health plans, 401(k)-type endowment plans, unemployment insurance provisions and housing allowances, as is required in each instance by applicable Chinese law. In addition, certain employees receive group life insurance benefits through the Company.

Key officers of Guoning also have full-time written employment agreements in effect that govern their employment relationship with Guoning.

Guoning also has 26 independent contractors who have been engaged to provide services at remote affiliate office locations. Each of these affiliate offices has two contractors who operate from such affiliate office location. The contractors are typically charged with sales and marketing activities and may earn commissions for their efforts. In addition, certain contractors may perform LED light installation or other field work for the Company.

The Company is internally organized along four principal departments, as described below.

Sales and Marketing: With respect to Sales, this department consists of direct customer sales representatives and showroom sales personnel. In regard to Marketing, this department consists of market development professionals tasked with developing new markets and customers and with advertising employees responsible for the overall advertising and promotions of the Company.

Service: This department consists of customer service representatives who work with existing customers and quality control professionals who monitor the quality of the Company’s products and services as well the overall quality of the operations of the Company.

Finance: The finance organization resembles a traditional finance department, including accounting, risk management and contract management. The department also audits customer energy usage and manages accounts payable and receivable.

Strategic Development: This department consists of human resources, information technology, research and development related to new products and services, and investor relations.

Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad. In China, the Company has obtained rights to 12 such patents filed by Dongguan, all of which have been approved by the applicable Chinese authority and thereafter transferred from Dongguan to Guoning in November 2012.

Property

The corporate headquarters of the Company are located in West Covina, California.

The operating headquarters of the Company through Guoning are located in Shenzhen, Guangdong Province, China. The Company leases there an office building with approximately 5,000 square feet of space. Currently, approximately 50 employees work from such location. The Company would like to obtain larger office space, but is currently in a three year lease with a cost of approximately 20,000 RMB per month.

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Guoning also leases an office/warehouse consisting of approximately 3,000 square feet. This facility normally has three employees and is used to store promotional material and temporary storage of products for local delivery. The lease cost of this facility is approximately 1,500 RMB per month.

Guoning also has 13 affiliate offices that are typically leased office spaces that are about 100 square meters and each staffed with two independent contractors. These affiliate offices are located in the following provinces: Guangdong, Guizhou, Hainan, Hunan, Jiangsu, Neimenggu, Shandong, Shanxi, Shanghai, and Sichuan. Each of the affiliate offices is located in a small physical facility and is staffed with independent contractors. The affiliate offices are registered with local authorities and licensed to do business under the name of Mr. Zhang, who is the Chairman of the Board. Guoning maintains control of the business licenses allowing such affiliate offices to operate, however, affiliate offices are staffed with contractors instead of employees of Guoning.

Subsidiaries

Greenpower BVI is a wholly owned subsidiary of the Company. The Company has no other subsidiaries, except that Guoning will be consolidated for purposes of the Company’s accounting. Greenpower BVI has management and voting control over Guoning, which comprises the core operations of the Company.

Summary Financial Information

The statements of operations data for the annual periods ending December 31, 2010 and December 31, 2009, respectively, and the balance sheet data at September 30, 2011, are derived from Guoning’s audited financial statements and related notes thereto. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Guoning, which is controlled by Greenpower BVI (which was acquired by the Company in February 2012 through the Acquisition). Additional information is incorporated by reference to the Registration Statement on Form S-1 concurrently filed.

	Period ending on	Period ending on	Period ending on
	September 30, 2011	December 31, 2010	December 31, 2009
	(unaudited)
Statement of operations data
Net sales	$47,865	$43,417	$38,881
Operating loss	$(205,847)	$(1,338)	$(527)
Net loss from continuing operations	$(206,438)	$(1,301)	$(418)
Net loss	$(208,355)	$(65,921)	$(8,224)
Foreign current translation adjustment	$46,038	$11,843	$(273)
Net comprehensive loss	$(162,317)	$(54,078)	$(8,517)

	At September 30, 2011	At December 31, 2010	At December 31, 2009
	(unaudited)
Balance sheet data
Cash and cash equivalents	$1,787,243	$297,205	$3,053
Other assets	$983,204	$536,973	$517,581
Total assets	$2,770,447	$834,178	$520,634
Total liabilities	$89,913	$491,117	$123,495
Total stockholders’ equity	$2,680,534	$343,061	$397,139

The statements of operations data for the period from September 16, 2011 (inception) through December 31, 2011, and the balance sheet data at December 31, 2011, are derived from the Company’s audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the quarter ended September 30, 2012, and the balance sheet data at September 30, 2012, are derived from the Company’s unaudited consolidated financial statements and related notes thereto. Additional information is incorporated by reference to the Registration Statement on Form S-1 concurrently filed.

	Period ending on	Period ending on
	September 30, 2012	December 31, 2011
Statement of operations data
Net sale	$445,153	$34,483
Operating loss	$(1,259,802)	$(400,592)
Net loss	$(1,271,254)	$(400,593)
Foreign current translation adjustment	$3,595	$31,688
Net comprehensive loss	$(1,267,659)	$(368,905)

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	At September 30, 2012	At December 31, 2011
Balance sheet data
Cash and cash equivalents	$12,977	$76,850
Other assets	$3,086,698	$2,273,600
Total assets	$3,099,675	$2,350,450
Total liabilities	$2,024,722	$146,852
Total stockholders’ equity	$1,074,953	$2,203,598

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section is incorporated by reference to the Registration Statement on Form S-1 concurrently filed.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. Also, listed below are certain key members of the Guoning management team:

Name	Age	Position	Year Commenced

Jiong Zhang	43	Chairman of the Board	2011
Yong Luo	48	Director	2011
Xiaoping Liu	48	Chief Executive Officer and Director	2011
Hui Li	44	Chief Financial Officer
Mu Qing Wang	49	Chief Supervisor of Guoning
Ling Yu Zhou	34	Supervisor, Guoning Research
Jiang Li Wu	33	Financial Manager of Guoning
Wen Feng Zhao	35	General Manager of Business Development Department

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Jiong Zhang

Jiong Zhang serves as the Chairman of the Board of Directors of the Company. He is also currently the Chairman of the Board of Guoning. Mr. Zhang was the founder of Muren, a predecessor to Guoning (Mr. Zhang currently has no involvement or association with Muren). Mr. Zhang has been involved in the development and production of LED smart energy saving lighting and is very familiar with the industry and its market. Mr. Zhang graduated from Hunan (China) Institute of Finance and Economics.

Yong Luo

Yong Luo serves as a member of the Board of Directors of the Company, and was formerly Chief Financial Officer for the Company. Mr. Luo has more than 15 years of experience in marketing, management and business operations. He was instrumental in the development and use of a caller ID telephone for Shenzhen Kang Meisi Communication Co., Ltd. which the company attributes to significantly impacting a large increase in its production value. He is also currently the Chairman of the Board of Global Lock Safety (International) Group Co., Ltd. Under his direction and control, Global Lock Safety (International) Group Co., Ltd. was successfully listed on the London Stock Exchange in 2011. He is also currently a member of the Board of Directors of Guoning. Mr. Luo graduated from Hunan (China) Hengyang Normal University.

Xiaoping Liu

Xiaoping Liu serves as the Chief Executive Officer and a Director of the Company. Mr. Liu is also the Managing Director of Guoning. After retiring from serving as a general manager of a government owned company, Mr. Liu founded a culture communication company. As a corporate planner, Mr. Liu has consulted with many companies and successfully planned and marketed several famous brand names such as "Haier Products Marketing plans""Chain of Cooperative Planning and Program of Qingdao Beef Company" and "China Rural Credit Cooperative Association". Mr. Liu is currently the Chief Executive Officer of Guoning. Mr. Liu graduated from Hunan (China) Communication Polytechnic.

Hui Li

Hui Li serves as the Chief Financial Officer of the Company. Prior to that, she was the Manager of Finance at Shenzhen Huali Pharmaceutical Co., Ltd. during 2006 to 2011. Previously, from 1996 to 2006, she was with Shenzhen Tongren, a public accounting firm, as the audit project manager, who is charged with audit planning, on-site audit process control and audit report issuance. Formerly, Ms. Li was with Hainan Sanya Hexi Urban Credit Cooperatives as a Manager of the Financial Department during 1993 to 1996. Prior to that, from 1989 to 1993, she worked as an accountant at Hunan Xiangtan Bureau of Grain. Ms. Li graduated from Hunan Institute of Finance and Economics in 1989, has a Bachelor degree of Economics, and obtained CPA in China in 1994. Ms. Li has some (limited) experience with U.S. GAAP, and therefore, the Company must rely on consultants and other outside experts in order to ensure compliance with U.S. GAAP issues.

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Mu Qing Wang

Mu Qing Wang serves as Chief Supervisor of Guoning, in charge of strategic planning and management of the Company. He is also currently the Director of Chinese Region of Asian industry fund center (Hong Kong) and chief research analyst and editor of Industry Intelligence. He has thirty years of work experience among various fields in software development, high-tech product trading, management consultancy (strategic management, membership service), capital operation and industry education. He was graduated from Beijing University, majoring in technology information.

Ling Yu Zhou

Ling Yu Zhou serves as Supervisor of the Guoning Research team. His key responsibility is to maintain the leadership in technology and ensure the establishment of product quality management system. He previously worked in core technology development for LED Lamp for General Electrics. He performed substantial experiences in LED technology and research, mastered advanced LED product information, and managed to tackle several technology research topics. He obtained his doctorate degree in electronics commerce research from Business School of Chinese University of Hong Kong, and master degree in engineering from Taiwan University.

Jiang Li Wu

Jiang Li Wu serves as Financial Manager of Guoning, and is in charge of corporate financial management. She has comprehensive knowledge in financial management and is experienced in accounting practices, financial and taxation regulations, financial analysis and financial planning, and budget planning and cost control model building.

Wen Feng Zhao

Wen Feng Zhao serves as the General Manager of Business Development Department of Guoning. He has fifteen years of experience in corporate management and project management, and worked in operations management for several public companies. He was graduated from Sustaining Educational School of Beijing Normal University, majoring in marketing and management decision.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that there are no independent directors at the present time.

Committees and Terms

The Board of Directors has not established any committees of the Board.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

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Employment Agreements

Greenpower Delaware does not have any outstanding employment agreements with its officers or employees.

Guoning has entered into employment agreements with certain of its employees and officers, including three to six year employment contracts that include monthly compensation and deferred compensation.

Anticipated Officer and Director Remuneration

Greenpower Delaware intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Greenpower Delaware anticipates offering cash and non-cash compensation to other employees and directors. In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of Greenpower Delaware’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Number of Shares of	Percent of
Name/Position	Common Stock	Class (1)

Jiong Zhang
Chairman of the Board	7,273,600	34%

Yong Luo
Director	4,840,000	23%

Xiaoping Liu
Chief Executive Officer; Director	4,840,000	23%

Hui Li
Chief Financial Officer	0	0%

Moxiang Li
6Third Alley, Daliang Village
Buji St., Longgang District
Shenzhen, Guangdong Province
China	1,000,000	5%

Difan Zhong
2, 15 1-4 Shimatou Yuhu District
Xiangtan, Hunan Province
China	1,000,000	5%

Total owned by officers and directors
(4 persons)	16,953,600	81%

(1) Based upon 21,000,000 shares outstanding as of the date of this report.

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Risk Factors

The Company’s revenues to date from its new LED business are still insufficient.

The Company has begun to generate increased revenues to date from its new LED business. However, the Company’s revenues are still insufficient to meet the Company’s operational and capital needs. Specifically, the Company’s EMC business model requires the Company to make a capital investment in each contract and the Company’s revenues have not to date been sufficient to meet its needs.

The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a substantial doubt about its ability to continue as a going concern.

The Company has not consistently sold a meaningful quantity of products in its new LED business to date.

Since the inception of its new LED business, the Company has heretofore not consistently sold a meaningful quantity of products. Other than sales made in late 2011 and August 2012, the Company has not demonstrated a stable LED sales business. While both the 2011 and 2012 sales were of a meaningful quantity, these sales cannot be taken as a prediction of future sales.

No assurance of commercial feasibility or success.

Even if the Company can successfully develop a strategy to market and sell its products or services, there can be no assurance that such products or services will have any commercial advantages. Also, there is no assurance that the products will perform as intended in the marketplace or that the Company’s sales and marketing strategy will be successful.

The Company has limited operating history since commencing its new LED business and EMC business, and as such, it is difficult to assess the Company’s profitability or performance.

Because the Company has limited operating history in its new LED or EMC business, it is impossible to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which to judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.

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The Company has a small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources. In addition, because the Company’s Chief Financial Officer has limited experience with U.S. GAAP matters, the Company has needed to hire consultants and other outside experts in order to ensure compliance with GAAP, further straining the Company’s limited resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company has little experience in commercializing products.

The Company has little experience in commercializing products and managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

The Company entered its first significant EMC contract only in late September 2011.

The Company (through Guoning) only recently entered into its first significant EMC contract and has not yet fully performed the entire agreement. Although the Company delivered LED equipment and set up the EMC relationship with this customer, there is no certainty that the Company can perform satisfactorily during the duration of the entire contract term. If the Company is unable to complete its performance, it will not receive the revenues expected and such incomplete performance may hinder its ability to enter into any similar contracts or arrangements in the future.

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EMC is still a new model and remains broadly untested.

While the Company believes (in its own judgment) that the EMC business and service model holds promise, the model is still not firmly established in the marketplace. It is possible that customers may not adopt this model and/or the Company’s service offering. In addition, there is an inherent customer risk involved in the EMC model, in that customers may not be able to pay on time or may go bankrupt, resulting in prolonged capital recovery times and/or the possibility of contracts being discontinued. Furthermore, changes to government policy in China (or other applicable jurisdictions) may result in losses or reductions of EMC projects and business.

The Company may not be able to adequately track energy usage metrics under its EMC contracts.

The long-term success and viability of the EMC programs depends to a great degree on the ability of the Company to track and monitor usage, and perform audits where necessary. If the Company is unable to perform such tracking or has systems and processes in effect that make such tracking auditing difficult, the EMC business may be difficult for the Company to effectively manage. The inability to perform reliable tracking and/or auditing may stem from inaccurate energy measurements, customer fraud or error in setting measurement counts, and calculation errors made in computing usage and/or pricing metrics.

The Company may not accurately assess baseline energy amounts or unforeseen circumstances may render baseline forecast outdated or obsolete.

In its EMC customer agreements, the Company plans to derive revenues based on energy savings achieved over baseline amounts calculated by the Company. Typically, the Company uses formulas to measure energy conservation from projects. A major part of these formulas involve measuring energy data through measuring lamps by power testers and illuminometers. Testing of energy usage is conducted by Guoning and its customer in accordance with current prevailing standards of power measurement. Once the measurement is performed, both parties sign the agreement attesting the energy saving rate. If the Company improperly estimates baseline amounts or if energy costs, usage or other external factors result in a customer not achieving energy savings, the Company may not receive revenues from such customer even though the Company has attempted in good faith to perform the contract with the customer. For example, the Company and/or customer may make a calculation error in setting the baseline value amount from which the energy savings are calculated. In addition, even with accurate baseline computations, substantial fluctuations in the price of energy or in the use of energy may drive the baseline forecast to be less accurate. Also, equipment errors or inadequacies may result in the entire baseline reading being inaccurate.

The EMC model is a contingent compensation model that links the Company’s fees and compensation to achievement of energy savings in the future.

The EMC model is a contingent compensation model in that the Company typically earns fees based on performance in future periods. If energy savings are not achieved, whether due to reasons in the Company’s control or external factors, the Company may not receive compensation (or may receive compensation less than expected) and ultimately may not be profitable even though it has entered into customer contracts in the EMC line of business.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Date	Name	Number of Shares

April 20, 2011	Tiber Creek Corporation	10,000,000 (9,750,000 Redeemed)
April 20, 2011	MB Americus, LLC	10,000,000 (9,750,000 Redeemed)

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On October 31, 2011, the Company, as part of its change in control, issued 10,500,000 shares of its common stock to 50 all of whom except one are residents of the People's Republic of China. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

On February 10, 2012, the Company issued an aggregate of 10,000,000 shares to 50 shareholders of Greenpower International Group Limited, a company incorporated in the British Virgin Islands through the exchange of such 10,000,000 shares of voting common stock of Greenpower Delaware for all the outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI. All the shareholders, except one, of Greenpower BVI are residents of the People's Republic of China.

On January 3, 2013, the Company cancelled 1,300,000 shares of common stock that were previously issued to Lili Bell. On January 3, 2013, the Company issued 1,300,000 shares of common stock to Jiong Zhang.

ITEM 5.02 Departure of Directors or Certain Officers

The former Chief Financial Officer Yong Luo has been replaced with Hui Li. Mr. Luo remains as a director of the Company.

ITEM 5.06 Change in Shell Company Status

The Company has acquired Greenpower BVI which has a defined business plan and has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The financial statements for the years ended December 31, 2009 and 2010 and for the period ended September 30, 2011 for the Company and Greenpower BVI as well as well as those for Shenzhen Guoning New Energy Investment Co. are incorporated by reference to the Company’s registration statement previously filed on Form S-1. In addition, the consolidated financial statements for the period from September 16, 2011 (inception) through December 31, 2011 for Greenpower BVI (consolidated with Guoning) are incorporated by reference to the Company’s registration statement concurrently filed on Form S-1.

Exhibits

2.1+	Stock exchange agreement

+ Previously filed with Form 8-K on February 13, 2012 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

GREENPOWER INTERNATIONAL GROUP LIMITED

Date: February 7, 2013	/s/ Xiaoping Liu
Chief Executive Officer

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